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CUSIP No.   617444104               13G                     Page  7 of  8 Pages
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                           EXHIBIT 1 TO SCHEDULE 13G


                               February 14, 1997



       MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT INC., hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.


       MORGAN STANLEY ASSET MANAGEMENT INC.

   BY: /s/ PETER A. NADOSY
       ------------------------------------------------------------------------
       Morgan Stanley Asset Management Inc.
       Peter A. Nadosy/Vice Chairman



       MORGAN STANLEY GROUP INC.

   BY: /s/ EDWARD J. JOHNSEN
       ------------------------------------------------------------------------
       Morgan Stanley Group Inc.
       Edward J. Johnsen/Vice President Morgan Stanley & Co., Incorporated